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                                                                    EXHIBIT 16.1

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Items 4(a) of Form
8-K of Amarillo Biosciences, Inc. dated December 10, 2001.

Yours truly,


/s/ Ernst & Young, LLP